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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05027) of Reality Interactive, Inc. of our report dated February 21, 1997 appearing in this Form 10-KSB.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
March 28, 1997


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